UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2019, the Board of Directors (the "Board") of Malibu Boats, Inc. (the "Company") increased the size of the Board from eight to nine members and appointed Joan M. Lewis as a member of the Board, to serve as a Class II director, until the Company’s 2021 annual meeting of stockholders and until her successor is duly elected and qualified. Ms. Lewis was also appointed to serve as a member of the Nominating and Governance Committee and Compensation Committee of the Board. The Board has determined that Ms. Lewis is an independent director under the listing standards of the Nasdaq Stock Market LLC ("Nasdaq") and meets the additional independence requirements of Nasdaq with respect to members of the Compensation Committee.
Ms. Lewis, 53, serves on the boards of several private companies and is an independent consultant to product/service companies and fast-growing technology start-ups. Previously she was Senior Vice President, Consumer and Market Knowledge of The Procter & Gamble Company, a consumer packaged goods company, from 2008 through December 2014. Prior to that, she held a number of other leadership positions with Procter & Gamble, including Vice President, Global Operations and Director, North America. Ms. Lewis previously served as Board Chair of comScore, Inc. in 2016 and as a member of the Audit Committee and Chair of the Technology and Innovation Committee of comScore, Inc. from 2015 to 2016. Ms. Lewis has also previously served on the Singapore Industry Advisory Board for Consumer Insights, the Advertising Research Foundation Board of Directors, and the Business Advisory Council for the Farmer School of Business at Miami University. She holds a B.S. from Miami University.
There are no arrangements or understandings between Ms. Lewis and any other person pursuant to which Ms. Lewis was selected as a member of the Board. In addition, there are no transactions in which Ms. Lewis has an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Lewis will receive compensation for her services as a director in accordance with the Company’s Directors’ Compensation Policy. The Directors’ Compensation Policy provides for (1) an annual retainer of $65,000, payable in four equal quarterly installments, (2) an annual equity award of either fully vested shares or deferred stock units having a grant date value of $75,000, and (3) additional annual retainers for any director serving as either the Chairperson of the Board of Directors or any of its committees. The annual retainer, annual equity award and any additional retainers are each pro-rated for partial years of service. Ms. Lewis will also enter into a customary indemnification agreement with the Company, the form of which is filed as Exhibit 10.19 to the Company’s registration statement on Form S-1 filed on December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: July 18, 2019	/s/ Jack Springer
Jack Springer
Chief Executive Officer